UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Geo JS Tech Group Corp.
(Exact name of registrant as specified in its charter)

Nevada	27-2359458
(State or incorporation or organization)	(I.R.S. Employer Identification Number)

6360 Corporate Drive, Houston, Texas 77036
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:  333-190941
(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Common Stock

As per our Form S-1 registration statement under the Securities Act of 1933, declared effective by the Securities and Exchange Commission on March 25, 2014, we are registering under the Securities Exchange Act of 1934 our common stock.  Our authorized common stock consists of 500,000,000 shares, par value $.001 per share, of which 204,980,000 shares are issued and outstanding.  Our common stock is not presently quoted on any public market or recognized exchange.

Holders of our common stock have the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute, by our articles of incorporation or bylaws, the presence, in person or by proxy duly authorized, of one or more holders of a majority of the outstanding shares of our common stock constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

Item 2.	Exhibits.

The following exhibits have been included in the Form S-1 Registration Statement previously filed with the Securities and Exchange Commission and are hereby incorporated by reference as indicated below.

Exhibit No.	Exhibit Description
3.1(2)	Certificate of Formation (Texas)
3.2(2)	Certificate of Amendment
3.3(1)	Bylaws
4.1(2)	Instrument defining security holder rights – Specimen Stock Certificate
5.1(4)	Opinion of Leonard E. Neilson, Attorney at Law, regarding legality of securities being registered
10.1(1)	Joint Venture Agreement with Groupo Santander SA DE CV dated November 20, 2012
10.2(1)	Joint Venture Agreement with Geo Iron Resource DE CV dated November 28, 2012
10.3(2)	General Contract for Service Agreement with Geo Tech S.A. DE CV dated May 7, 2012
10.4(3)	Contract with Geo Iron Resource for Transfer of Rights to Marias (Full Translation)
10.5(3)	Contract for Transfer of Rights to PILLPAO 1 (Full Translation)
10.6(3)	Contract for Transfer of Rights to PILLPAO 2 (Full Translation)
10.7(3)	Attestation of Translator
10.8(5)	El Sara Joint Venture Agreement with Canaan Mining Ca., Ltd. and Luis Adolfo Barbosa Cordova including Modification Agreement for Joint Venture
23.1(4)	Consent of Albert Wong & Co., LLP, Independent Certified Public Accountants
23.2(4)	Consent of Leonard E. Neilson, Attorney at Law (Included as part of Exhibit 5.1)

________________
(1)	Previously filed as exhibit to Form S-1 registration statement on August 30, 2013.

(2)	Previously filed as exhibit to Amendment No. 2 to Form S-1 registration statement on November 19, 2013.

(3)	Previously filed as exhibit to Amendment No. 5 to Form S-1 registration statement on February 18, 2014.

(4)	Previously filed as exhibit to Amendment No. 6 to Form S-1 registration statement on March 7, 2014.

(5)	Previously filed as exhibit to Amendment No. 7 to Form S-1 registration statement on March 20, 2014.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Geo JS Tech Group Corp.

Date: April 30, 2014	By:	/S/ Jimmy Yee
Jimmy Yee
Chief Financial Officer